SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           June 7, 1999
                          Date of Report
                (Date of Earliest Event Reported)

                          U S Jet, Inc.
      (Exact Name of Registrant as Specified in its Charter)

          Nevada               33-8067-NY              84-1422609
      (State or other     (Commission File No.)   (IRS Employer I.D. No.)
       Jurisdiction

                         111 Airport Road
                       Butte, Montana 59701
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                           406-494-7512

Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

         None; not applicable.

Item 6.   Resignation of Registrant's Directors

          Messrs. L. William Hegland and Johnny Chao have resigned from their positions as directors of the Company. As a result, two of the Company's five authorized director positions are now vacant. Current directors are Kenneth
R. DeBree, Donald R. Bernard, Bill Markovich, Jr., and Herbert Leuprecht. Mr. Leuprecht was elected to fill a vacant position by the board of directors on November 23, 1998. Mr. Bernard was elected to fill a vacant position by the board of directors on May 26, 1999.

          There are and were no disagreements with either resigning director on any matter. The departure of Messrs. Hegland and Chao from the Company's board of directors has been effected for the sole purpose of creating vacancies for new non-executive directors, who will be selected and elected by the remaining directors to serve until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7.        Financial Statements and Exhibits.

             None; not applicable.

Item 8.        Change in Fiscal Year.

               None; not applicable.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               None; not applicable.

                            SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      U S JET, INC.



Date: 6/17/99                         By/s/Kenneth R. DeBree
                                      Kenneth R. DeBree
                                      President and Director